SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is made as of the 11th day of September, 2006, by and between BERGMAN & DACEY, INC., a California corporation (“Sublandlord”), and INNOVATIVE CARD TECHNOLOGIES, INC., a Delaware Corporation (“Subtenant”).

RECITALS

This Sublease is made with regard to the following facts:

A. Sublandlord is the tenant under that certain Office Lease dated January 31, 1994, which was amended by a First Amendment dated March 24, 1999, and by a Second Amendment dated April 15, 2003 (collectively the “Master Lease”), with CA-10880 Wilshire Limited Partnership, a Delaware limited partnership (as successor in interest to 10880 Property Corporation, a Delaware corporation) (the “Master Landlord”). A copy of that Master Lease is attached to this Sublease as Exhibit A and incorporated herein by this reference. Under the Master Lease, Sublandlord leases approximately 19,182 rentable square feet of office space (the “Premises”) located on the 9th floor of the building (the “Building”) located at 10880 Wilshire Boulevard, Los Angeles, California 90024.

B. Subtenant desires to sublease from Sublandlord a portion of the Premises (the “Subleased Premises”), as detailed on Exhibit “B” attached hereto and incorporated herein by this reference. Sublandlord has agreed to sublease the Subleased Premises to Subtenant on the terms, covenants and conditions stated in this Sublease. The Subleased Premises shall be known as Suite 950.

C. NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

1. Sublease. Sublandlord subleases to Subtenant and Subtenant subleases from Sublandlord the Subleased Premises, subject to the terms, covenants, and conditions contained in this Sublease. Sublandlord and Subtenant agree that the Subleased Premises contain 6,218 rentable square feet of space. If either party discovers that the rentable square feet is different than stated above it shall have no effect on the rent due hereunder.

2. Term. Subject to the condition set forth in Section 13.6 below, the terms and provisions of this Sublease shall be effective between Sublandlord and Subtenant as of the date of this Sublease. The term of this Sublease will commence on October 1, 2006 (the “Commencement Date”), and will expire, unless sooner terminated on July 31, 2009 (the “Expiration Date”). Should Subtenant fail to surrender and vacate the Subleased Premises by the Expiration Date, Subtenant shall be subject to the applicable terms of the Master Lease, including, without limitation, Article 16 (Holding Over) thereof. Any occupancy by Subtenant prior to the Commencement Date shall be subject to all terms of this Sublease, except the payment of monthly rent; provided, however, Subtenant shall be responsible for all other charges incurred by Subtenant pursuant to this Sublease, including, but not limited to, Sections 8.8 and 13.10 hereof, below.

3. Rent.

3.1 Payment of Rent; Late Charges. Subtenant will pay the rent addressed to Sublandlord at Bergman & Dacey, Inc., 10880 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, Attention: Gregory M. Bergman, Esq.. The rent will be due on the first (1st) day of each month during the term of this Sublease. If any installment of base rent is not received by Sublandlord on or before the fifth (5th) day of the month, a late fee of five percent (5%) of the amount of base rent then delinquent shall be charged to Subtenant. This late fee amount constitutes a fair and reasonably estimate of the cost and expense Sublandlord will incur as a result of Subtenant’s delinquent payment, the exact amount of which would be extremely difficult to ascertain. In addition, delinquent rent shall accrue interest, chargeable beginning on the first (1st) day of the month, at a rate of ten percent (10%) per annum. Furthermore, in the event that the term of this Sublease begins or ends on a date that is not the first day of the month, base rent will be prorated as of that date. Concurrent with Subtenant’s execution of this Sublease, Subtenant will deliver to the Sublandlord the first month’s base rent in the amount of $16,788.60. During the period commencing on the Commencement Date through and including September 30, 2007, base rent shall be $16,788.60 per month. During the period commencing on October 1, 2007 through and including September 30, 2008, base rent shall be $17,292.25. During the period commencing on October 1, 2008 through and including July 31, 2009, base rent shall be $17,811.00. If Subtenant fails to pay base rent or other rent or charges due hereunder, or a default (as defined in the Master Lease) occurs, Sublandlord may use, apply or retain all or any portion of the Security Deposit (as defined in Section 3.2 below) for the payment of any amount due Sublandlord or to reimburse or compensate Sublandlord for any liability, cost, expense, loss or damage (including attorney’s fees) which Sublandlord may suffer or incur by reason thereof. In the event that Subtenant has never been in default under the terms of this Sublease or the Master Lease, the rent due for the 25th month of this Sublease shall be applied from the security deposit (as defined below). In the event that Subtenant has never been in default under the terms of this Sublease or the Master Lease, the rent due for the last month of this Sublease shall be applied from the security deposit (as defined below).

3.2 Security Deposit. Concurrent with Subtenant’s execution of this Sublease, Subtenant will deliver to the Sublandlord the security deposit (“Security Deposit”) in the amount of $71,244.00. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of the Sublease to be kept and performed by Subtenant during the entirety of the Sublease Term. If Subtenant defaults with respect to any provision of this Sublease (including, but not limited to, the provisions relating to the payment of rent, Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (a) for the payment of any rent or any other sum in default, (b) for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, and/or (c) to compensate Sublandlord for any loss or damage which Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Failure on the part of Subtenant to so restore the Security Deposit shall be a default under the terms of this Sublease. Subtenant understands that Sublandlord shall not be required to keep the Security Deposit separate from its general funds and Subtenant shall not be entitled to interest on such Security Deposit at the end of the Sublease Term. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease Term.

4. Additional Rent. Subtenant acknowledges that pursuant to the terms of the Master Lease, Sublandlord is obligated to pay Additional Rent, which includes Sublandlord’s estimated share of common area operating expenses, taxes and insurance (“Sublandlord’s Share”). Subtenant agrees that in addition to the base rent due under Section 3.1 above, Subtenant shall pay to Sublandlord thirty two and one-half percent (32.5%) of Sublandlord’s Share of Additional Rent (“Subtenant’s Share”) for any increase in such Additional Rent in excess of the amount due for calendar year 2006. Subtenant shall pay Subtenant’s Share to Sublandlord at least five (5) days prior to the date Sublandlord must pay its share of Additional Rent to Master Landlord pursuant to the terms of the Master Lease. Notwithstanding the foregoing, for purposes of this Sublease, the Base Year shall mean calendar year 2006.

5. Use. Subtenant agrees to use the Subleased Premises for general office space in accordance with the provisions of the Master Lease and this Sublease, and for no other purpose.

6. Master Lease. As applied to this Sublease, the words “Landlord” and “Tenant” in the Master Lease will be deemed to refer to Sublandlord and Subtenant, respectively, under this Sublease.

Except as otherwise expressly provided in Section 8 of this Sublease, the covenants, agreements, provisions, and conditions of the Master Lease to the extent that they relate to the Subleased Premises and to the extent that they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited in full in this Sublease.

The rights and obligations of the Master Landlord and the Tenant under the Master Lease will be deemed the rights and obligations of Sublandlord and Subtenant, respectively, under this Sublease, and will inure to the benefit of, and be binding on, Sublandlord and Subtenant, respectively. As between the parties to this Sublease only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control.

7. Performance by Sublandlord; Status of Master Lease

7.1 Sublandlord’s Performance Conditioned on Master Landlord’s Performance. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Master Landlord by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Subtenant agrees that performance by Sublandlord of its obligations under this Sublease is conditioned on performance by the Master Landlord of its corresponding obligations under the Master Lease, and Sublandlord will not be liable to Subtenant for any default of the Master Landlord under the Master Lease.

Subtenant will not have any claim against Sublandlord based on the Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublandlord’s act or failure to act. Despite the Master Landlord’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Subtenant will pay the base rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff. Except as expressly provided in this Sublease, Subtenant agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Subtenant was the Tenant under the Master Lease.

7.2 Preservation of Master Lease. Subtenant will refrain from any act or omission that would result in the failure or breach of any of the covenants, provisions, or conditions of the Master Lease on the part of the Tenant under the Master Lease.

8. Variations from Master Lease. As between Sublandlord and Subtenant, the terms and conditions of the Master Lease are modified as stated below in this Section 8:

8.1 Base Rent; Term. Despite anything to the contrary stated in the Master Lease, the term of this Sublease, base rent and additional rent payable under this Sublease are as stated in Sections 2, 3 and 4 above.

8.2 Brokers. The parties to this Sublease warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than First Property Realty Corporation (“FPRC”), which exclusively represents Sublandlord, and Stone Miller (“SM”), which exclusively represents Subtenant and each party agrees to protect, defend, indemnify and hold the other party harmless from and against any and all claims or liabilities for brokerage commissions or finder’s fees arising out of that party’s acts in connection with this Sublease to anyone other than FPRC and SM. The provisions of this Section 8.2 will survive the expiration or earlier termination of this Sublease. The commission or fees payable to FPRC and SM will be paid by Sublandlord under the terms of separately executed agreements.

8.3 Insurance and Condemnation Proceeds. Despite anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, in the event of damage to or condemnation of the Subleased Premises, (i) all insurance proceeds received by or available to Sublandord pursuant to its insurance policies covering the Subleased Premises (or initially received by or available to Master Landlord pursuant to its insurance policies covering the Subleased Premises and thereafter delivered to Sublandlord for reimbursement of the damage to the Subleased Premises repaired by Sublandlord), and (ii) all condemnation awards received by Sublandlord under the Master Lease will be deemed to be the property of Sublandlord.  Notwithstanding the receipt or availability of insurance proceeds and/or condemnation awards, Sublandlord shall have no obligation to rebuild or restore the Subleased Premises or any portion thereof affected by damage, destruction, or condemnation. Subtenant shall maintain during the term hereof liability and property damage insurance in such amounts and coverages and in such form as are required of Sublandlord under the terms of the Master Lease, but only for the Subleased Premises. All such insurance shall specifically name Master Lessor and Sublandlord (together with any other party or parties as required under the terms of the Master Lease) as parties insured thereunder. Such insurance shall not be subject to cancellation, termination or change with respect to Master Lessor, Sublandlord or such other parties without thirty (30) days’ prior written notice. A duplicate original of the policy or a certificate of such insurance shall be delivered to each of Master Lessor and Sublandlord prior to the commencement of the Sublease

8.4 Notices. Any notice that may or must be given by either party under this Sublease will be delivered (i) personally, (ii) by certified mail, return receipt requested, or (iii) by a nationally recognized overnight courier, addressed to the party to whom it is intended. Any notice given to Sublandlord or Subtenant shall be sent to the respective address set forth on the signature page below, or to such other address as that party may designate for service of notice by a notice given in accordance with the provisions of this Section 8.4. A notice sent pursuant to the terms of this Section 8.4 shall be deemed delivered (A) when delivery is attempted, if delivered personally, (B) three (3) business days after deposit into the United States mail, or (C) the day following deposit with a nationally recognized overnight courier.

8.5 Amounts Payable. All amounts payable under this Sublease by Subtenant are payable directly to Sublandlord.

8.6 Provisions of Master Lease Not Applicable. All provisions of the Master Lease apply to this Sublease, except for the following provisions: the Master Lease Sections 21.2, 29.26, 29.28, Exhibit D, Exhibit H, the First Amendment to the Master Lease Sections III, VI, and VIII, and the Second Amendment to the Master Lease Sections VIII. F, and VIII H through J.

8.7 “As-Is.” Sublandlord will deliver to Subtenant, and Subtenant hereby accepts from Sublandlord, the Subleased Premises in their current “as is” condition; provided, however, following the execution of this Sublease, Sublandlord, shall, at its cost, construct a reception area and demising wall in accordance with the space plan attached hereto as Exhibit “C” and incorporated herein by this reference. Any other improvements not designated on said plan shall be at the sole cost and expense of Subtenant and done only after the approval of Sublandlord and pursuant to the terms of the Master Lease. Subtenant acknowledges that the work to be performed by Sublandlord shall be performed during the term of this Sublease, and that such work shall not result in any abatement of rent and shall not be deemed to constitute a constructive eviction of Subtenant from the Subleased Premises. Sublandlord and Subtenant acknowledge that the Sublease Premises contain certain equipment, furniture and other non-fixed improvements as listed in the Furniture Inventory included on Exhibit “D” attached hereto and incorporated herein by this reference (collectively, the "Furniture"). In consideration for the rents to be paid by Subtenant hereunder, Sublandlord hereby grants to Subtenant the right to use such Furniture throughout the Sublease Term; however, all actual ownership rights to such Furniture shall belong to Sublandlord. In the event that any of such Furniture is damaged, lost or stolen during the Sublease Term (with reasonable wear and tear expected), for whatever reason, all costs of repair or replacement of such Furniture shall be borne solely by Subtenant. In the event that Subtenant has failed to repair or replace such Furniture on or before the termination of the Sublease Term, Sublandlord shall give written notice of such failure to Subtenant within fifteen (15) days after the termination of the Sublease Term to Subtenant. If Subtenant fails to repair or replace such Furniture within thirty (30) days of Sublandlord's notice, Sublandlord may thereafter repair or replace such damaged, lost or stolen Furniture in its reasonable discretion and Subtenant shall be obligated to reimburse 110% of Sublandlord's actual costs for such repair and/or replacement; such obligation, shall survive the Sublease Term. The election whether to repair or to replace any lost, damaged or stolen Furniture shall be Sublandlord's election to be exercised in its reasonable discretion.

8.8 Parking. Sublandlord shall provide up to nineteen (19) unreserved parking spaces from Sublandlord's lease allocation in the parking structure. All parking spaces will be at the then prevailing building rates, which charges shall be paid directly to the parking operator by Subtenant.

9. Indemnity. Subtenant agrees to protect, defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs), that may at any time be asserted against Sublandlord by (a) the Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Subtenant is obligated to perform under the provisions of this Sublease; or (b) any person as a result of Subtenant’s use or occupancy of the Subleased Premises, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord. The provisions of this Section 9 will survive the expiration or earlier termination of the Master Lease or this Sublease. Sublandlord shall not be responsible or liable to Subtenant for any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs) due to any action or inaction on the part of Master Landlord relating to the Building or the Subleased Premises.

10. Cancellation of Master Lease. In the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law before the expiration date of this Sublease, Subtenant agrees, at the sole option of the Master Landlord, to attorn to the Master Landlord for the balance of the term of this Sublease and on the then executory terms of this Sublease.

That attornment will be evidenced by an agreement in form and substance reasonably satisfactory to the Master Landlord. Subtenant agrees to execute and deliver such an agreement at any time within ten (10) business days after request by the Master Landlord. Subtenant waives the provisions of any law now or later in effect that may provide Subtenant any right to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Master Landlord to terminate the Master Lease.

11. Certificates. Each party to this Sublease will, from time to time as requested by the other party, on not less than ten (10) days prior written notice, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that this Sublease is in full force and effect as modified and stating the modifications). That statement will certify the dates to which base rent, additional rent, and any other charges have been paid. That statement will also state whether, to the knowledge of the person signing the certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations under this Sublease. If the other party is in default beyond any applicable grace period, the statement will specify each default of which the signer then has knowledge. It is intended that this statement may be relied on by others with whom the party requesting that certificate may be dealing.

12. Assignment or Subleasing. Subject to the rights of the Master Landlord and the restrictions contained in the Master Lease in connection with an assignment or subletting, Subtenant is not entitled to assign this Sublease or to sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld. Subtenant shall provide Sublessor with notice (“Notice”) of Subtenant’s desire to assign or sublease all or a portion of the Subleased Premises. The Notice shall include the name of the assignee or sublessee, contact information for such party, and relevant financial information to allow the Master Landlord and Sublandlord to make their decision to consent or not consent. Sublandlord shall be entitled to retain fifty percent (50%) of all amounts received in connection with any such sublease or assignment in excess of Subtenant’s rent obligation under this Sublease. Notwithstanding the foregoing, in the event Subtenant wants to sublease or assign more than twenty five percent (25%) of the Subleased Premises, Sublandlord shall have the right to recapture such space by providing Subtenant notice of such desire within thirty (30) days of receipt of the Notice.

13. General Provisions

13.1 Severability. If any provision of this Sublease or the application of any provision of this Sublease to any person or circumstance is, to any extent, held to be invalid or unenforceable, the remainder of this Sublease or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each provision of this Sublease will be valid and be enforced to the fullest extent permitted by law.

13.2 Entire Agreement; Waiver. This Sublease constitutes the final, complete and exclusive statement between the parties to this Sublease pertaining to the Subleased Premises, supersedes all prior and contemporaneous understandings or agreements of the parties, and is binding on and inures to the benefit of their respective heirs, representatives, successors, and assigns. No party has been induced to enter into this Sublease by, nor is any party relying on, any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waive, release, terminate, or effect an abandonment of this Sublease, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically states that that agreement modifies this Sublease.

13.3 Captions. Captions to the sections in this Sublease are included for convenience only and do not modify any of the terms of this Sublease.

13.4 Further Assurances. Each party to this Sublease will at its own cost and expense execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Sublease.

13.5 Governing Law. This Sublease will be governed by and in all respects construed in accordance with the laws of the State of California.

13.6 Consent of Landlord. The Master Landlord’s written consent to this Sublease in accordance with the terms of Article 14 of the Master Lease is a condition subsequent to the validity of this Sublease. If the Master Landlord’s consent has not been obtained and a copy of that consent delivered to Subtenant by the eleventh (11th) business day following the date the Transfer Notice (as such term is defined in Section 14.2 of the Master Lease) is delivered to Master Landlord, Subtenant shall thereafter have the ongoing right, subject to the terms of this Section 13.6, to terminate this Sublease pursuant to a notice (the “Termination Notice”) so stating delivered to Sublandlord. If Sublandlord fails to deliver to Subtenant the consent of Master Landlord to this Sublease within ten (10) days following receipt of the Termination Notice (the “Termination Date”), this Sublease shall automatically terminate and the parties shall be released from any further obligations under this Sublease. If, however, Sublandlord delivers to Subtenant the consent of Master Landlord on or before the Termination Date, the condition subsequent set forth in this Section 13.6 shall be satisfied and this Sublease shall continue in full force and effect.

13.7 Capitalized Terms. All terms spelled with initial capital letters in this Sublease that are not expressly defined in this Sublease will have the respective meanings given such terms in the Master Lease.

13.8 Word Usage. Unless the context clearly requires otherwise, (a) the plural and singular numbers will each be deemed to include the other; (b) the masculine, feminine, and neuter genders will each be deemed to include the others; (c) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (d) “may” is permissive; (e) “or” is not exclusive; and (f) “includes” and “including” are not limiting.

13.9 Form W-9. Concurrently with the execution and delivery of this Sublease to Sublandlord, Subtenant shall deliver to Sublandlord a copy of its Form W-9 Request for Taxpayer Identification Number and Certification.

13.10 Building Services. Pursuant to the Master Lease, Master Landlord shall (i) furnish standard office heating, ventilating and air conditioning (HVAC) during the standard hours which are currently 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. Saturdays, excluding holidays, (ii) clean the Subleased Premises five (5) days per week, excluding holidays, and (c) furnish to the Subleased Premises electricity for standard office lighting fixtures and equipment and accessories customary for office space. Sublandlord shall not be responsible or liable to Subtenant for any and all liabilities, claims, expenses, losses and damages (including reasonable attorney fees and costs) due to any change in the above services or for any failure on the part of Master Landlord to deliver such services to the Subleased Premises. Subtenant shall be responsible for directly paying Master Landlord for all extra services required by Subtenant, including, but not limited to, (i) extra cleaning requirement, (ii) after hours HVAC usage, (iii) additional utility needs, and (iv) replacement of non-building standard light bulbs such as those located in the conference room.

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The parties have executed this Sublease as of the date specified above.

“SUBLANDLORD”:

BERGMAN & DACEY, INC., a California corporation

By:
Name:
Title:

“SUBTENANT”:

INNOVATIVE CARD TECHNOLOGIES, INC. a Delaware corporation

By:
Name:
Title:

By:
Name:
Title: